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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 26, 2000


                         RENAISSANCE GOLF PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                         1-12532             86-0664849
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)     Identification No.)


       11585 SOUTH STATE STREET
             DRAPER, UTAH                                    84020
(Address of Principal Executive Office)                    (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (801) 501-0200

                           --------------------------


         ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         AKA Charitable Remainder Unitrust #1 ("AKA"), a major stockholder in Renaissance Golf Products, Inc., has provided us with needed working capital since 1996. Until recently, this working capital took the form of a $5,000,000 revolving promissory note bearing interest at 8% to 12% ("Note"). On July 26, 2000, AKA agreed to convert $3,000,000 due and payable under the terms of the
Note into equity to further enhance our ability to operate without the continual accrual or payment of heavy financing fees. The Note was converted into restricted shares at the equivalent of $.16 per share based upon the recent unrestricted stock price and extensive negotiations. The AKA note balance has been reduced to $2,000,000 bearing interest at 5% and is due on or before December 31, 2001. All outstanding interest and accumulated dividends have also been converted into equity to reduce the liabilities carried on our balance sheet. In conjunction with the new debt structure, AKA has the right to terminate the loan agreement and liquidate the inventory if at any point, in its sole discretion, it determines that the business is not viable. Ralph W. Rasmussen, a member of our board of directors, controls AKA as its trustee.

         In converting the $3,000,000 of the debt into equity, AKA accepted 37,500 shares of Series B Preferred Stock (which will be convertible into 18,750,000 shares of Common Stock upon stockholder approval to increase the number of authorized shares from 40,000,000 to 100,000,000), (ii) converted 50,000 shares of Series A Preferred stock into 12,500 shares of Series


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B Preferred Stock (convertible into 6,250,000 shares of Common Stock), (iii)
accepted 1,791,964 shares of Common Stock and 300,000 warrants to purchase shares of Common Stock for $.25 for payment of all past due interest, dividend, and late payment fees, and (iv) reduced the interest rate on the remaining $2,000,000 due on the note to 5%.

         These issuances to AKA effectively gives AKA control of Renaissance through its receipt of the right to vote the equivalent of 10,326,508 shares of common stock, or 49.3% of the voting shares, before considering all of AKA's beneficial interest. (See Beneficial Ownership Chart below.) Assuming full conversion of AKA's Series B and C Preferred Stock into Common Stock, upon receipt of stockholder approval to increase the number of authorized shares from 40,000,000 to 100,000,000 which we intend to ask for through a formal vote during the third quarter of 2000, AKA will beneficially own 33,414,177 shares of Common Stock representing approximately 69.8% of the total voting securities.

         In conjunction with AKA converting its debt into equity, additional debt holders have also agreed to convert past due debt into equity. Alvin W. Emery, a creditor owed $512,685 in principal and interest pursuant to a promissory note, agreed to convert the entire balance due into 6,408.562 shares of Series B Preferred stock (which will be convertible into 3,204,281 shares of Common Stock). John B. Hewlett, our Chief Executive Officer and Chairman of the Board, who advanced the Company $125,000 during the first quarter of 2000, agreed to convert $127,352, including principal and interest, into 1,591.9 shares of Series B Preferred stock (which will be convertible into 795,950 shares of Common Stock), and to convert 25,000 shares of Series A Preferred Stock into 6,250 shares of Series B Preferred Stock (convertible into 3,125,000 shares of Common Stock).

         AKA and the other debt holders agreed to make the effective date of the conversion June 1, 2000, to save us having to accrue and pay additional fees and interest through July 26, 2000. Additionally, AKA is not requiring any changes to the current board of directors in conjunction with this change of control.

BENEFICIAL OWNERSHIP

         The following table sets forth information concerning the beneficial ownership of our Shares as of July 26, 2000, after giving effect to the debt conversion transactions described herein, for (i) each current director and each nominee for director (ii) each named executive officer as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933, (iii) all persons known by us to beneficially own more than 5% of our voting Shares, and (iv) all officers and directors as a group. The numbers and percentages presented also give effect to the shares that will be issuable upon stockholder approval to increase the authorized shares of Common Stock from 40,000,000 to 100,000,000.


         NAME AND ADDRESS OF
         BENEFICIAL OWNER(1)                            NUMBER OF SHARES (2)         PERCENT OF TOTAL (3)
         -------------------                            --------------------         --------------------
         John B. Hewlett                    (4)               7,164,242                      15.5%
         Wade M. Mitchell                   (5)                 425,000                       1.0%
         Ralph W. Rasmussen                 (7)                  50,000                       *
         Bruce H. Haglund                   (8)                 901,750                       2.1%
         Alvin W. Emery                     (9)               3,204,281                       7.3%
         AKA Charitable Trust              (10)              33,414,177                      69.8%
         All officers and directors        (11)               8,952,867                      19.0%
             as a group (five persons)

--------------------------------
* less than one percent


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(1)    Unless otherwise noted, we believe that all Shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the address of each Stockholder is 11585
       South State Street, Draper, Utah 84020.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.

(3) Assumes 43,688,038 Shares outstanding giving effect to any conversion of Series B and C Preferred into Common Stock and assuming approval by the stockholders of an increase in the authorized shares of Common Stock to 100,000,000, plus for each individual, any securities that specific person has the right to acquire upon exercise of presently exercisable stock options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(4) Includes 3,920,950 Shares issuable to Mr. Hewlett upon conversion of 7,841.90 shares of Preferred Series B Stock purchased by Mr. Hewlett through the conversion of a $127,352 note payable during 2000 and the conversion of 25,000 shares of Series A Preferred (provided the increase in authorized shares is approved by the stockholders), 1,200,000 Shares issuable to Mr. Hewlett, and affiliates which he controls, upon the exercise of currently vested stock options at a price of $0.50 per Share, 1,000,000 Shares issuable at a price of $0.50 per Share, 25,000 shares issuable at $1.25 per Share, 12,500 shares issuable at $0.35 per share, 500,000 Shares issuable at $4.00 per Share, and 500,000 Shares issuable upon purchase of shares pursuant to a warrant at $1.00 per Share.

(5) Includes 200,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 150,000 Shares issuable at a price of $1.00 per Share, 50,000 shares issuable at the price of $3.00 per Share, and 12,500 Shares issuable at $0.35 per Share.

(6) Includes 100,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 25,000 Shares issuable at $1.25 per Share, 12,500 Shares issuable at $0.35 per Share, and 10,000 shares issuable upon purchase of shares pursuant to a warrant at $5.00 per Share.

(7) Includes 25,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $1.25 per Share and 12,500 issuable at $0.35 per Share.

(8) Includes 50,000 Shares issuable upon the exercise of presently exercisable stock options at a price of $0.50 per Share, 100,000 Shares issuable at $3.00 per Share, 25,000 Shares issuable at $1.25 per Share, and 12,500 Shares issuable at $0.35 per Share.

(9) Includes 3,204,281 Shares issuable to Mr. Emery upon conversion of 6,250 shares of Preferred Series B Stock purchased by Mr. Emery through the conversion of a $512,685 note payable during 2000 (provided the increase in authorized shares is approved by the stockholders).

(10) Includes 18,750,000 Shares issuable to AKA on conversion of 37,500 shares of Preferred Series B Stock purchased by AKA through the conversion of a $3,000,000 note payable during 2000 (provided the increase in authorized shares is approved by the stockholders), 6,250,000 Shares issuable to AKA on conversion of 12,500 shares of Preferred Series B purchased by AKA during 1999, 200,000 Shares issuable to AKA upon the purchase of shares pursuant to a warrant at a price of $1.50 per Share, 100,000 Shares issuable at $2.00 per Share, 100,000 Shares issuable at $3.00 per Share, 100,000 Shares issuable at $5.00 per Share, 2,837,669 Shares issuable at $0.345 per Share, 1,000,000 Shares issuable at $1.00 per Share, and 300,000 Shares issuable at $.25 per Share. Ralph W. Rasmussen is trustee of the AKA Charitable Remainder Trust.

(11) Includes Shares issuable upon exercise and purchase of options and warrants held by executive officers and directors as set-forth herein. Does not include AKA's ownership interests.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               RENAISSANCE GOLF PRODUCTS, INC.



August 10, 2000                By: /s/ John B. Hewlett
                                   ----------------------------------------
                                   John B. Hewlett, Chief Executive Officer